Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’ of Greenwave Technology Solutions, Inc. (FKA Massroots, Inc.)

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated April 14, 2022, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the financial statements of Greenwave Technology Solutions, Inc. (FKA Massroots, Inc.) for the years ended December 31, 2021 and 2020, which appears in this Registration Statement on Form S-1.

We consent to the reference to our firm under the caption “Experts” and the use of our report dated November 16, 2021, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the financial statements of Empire Services, Inc. for the years ended December 31, 2020 and 2019, which appears in this Registration Statement on Form S-1.

/s/ RBSM LLP

Las Vegas, Nevada
December 30, 2022